                                        May 30, 2001

Oppenheimer Senior Floating Rate Fund
6803 S. Tucson Way
Englewood, CO 80112

Dear Ladies and Gentlemen:

      This opinion is being  furnished to  Oppenheimer  Senior  Floating  Rate
Fund,  a  Massachusetts  business  trust  (the  "Fund"),  in  connection  with
Amendment  no. 7 to the  registration  statement  to  register  an  additional
10,000,000  Class B  shares  of  beneficial  interest  on Form N-2  under  the
Securities Act of 1933, as amended,  and the  Investment  Company Act of 1940, as amended,  (the  "Registration  Statement")  to be filed with the Securities and Exchange  Commission by the Fund and to which Registration  Statement this opinion  is an  Exhibit.  As  counsel  for  the  Fund,  we have  examined  the
Registration  Statement,  such statutes,  regulations,  corporate  records and other  documents and reviewed such  questions of law that we deemed  necessary or appropriate for the purposes of this opinion.

      Based upon the  foregoing,  we are of the  opinion  that the  additional
Class B shares to be issued as described in the  Registration  Statement  have been duly authorized and,  assuming  receipt of the  consideration  to be paid therefor,  upon sale and delivery as provided in the  Registration  Statement, will be legally and validly issued, fully paid and non-assessable  (except for the potential  liability of shareholders  described in the Fund's Statement of
Additional  Information under the caption  "Shareholder and Trustee Liability"
under "How the Fund is Managed - Organization and History").

      We hereby  consent  to the  filing of this  opinion as an exhibit to the
Registration  Statement  and  to  the  reference  to  us in  the  Registration
Statement.  We do not  thereby  admit  that  we are  within  the  category  of persons  whose  consent  is  required  under  Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Sincerely,

                                    Allan B. Adams